BullExhibit 99.1

Contact Info: Arron K. Sutherland, President and CEO
Illinois Casualty Company
(309) 732-0105
arrons@ilcasco.com
225 20th Street, Rock Island, IL 61201

ICC Holdings, Inc. Reports 2023 Second Quarter and Six Months Results

FOR IMMEDIATE RELEASE: 8/7/2023

Rock Island, IL – August 7, 2023 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported unaudited results for the three and six months ended June 30, 2023.

second QUARTER AND SIX MONTHS ENDED June 30, 2023– FINANCIAL RESULTS

Net earnings totaled $586,000, or $0.20 per share, for the second quarter of 2023, compared to a net loss of $4,129,000, or $1.35 per share, for the second quarter of 2022. For the six months ended June 30, 2023, the Company reported net earnings of $2,165,000, or $0.74 per share, compared to a net loss of $4,289,000, or $1.40 per share, for the same period in 2022. The change in earnings for both was driven by continued improvement in underwriting income and positive changes in net unrealized gains and losses on equity securities. Book value per share increased to $20.19 at June 30, 2023, from $19.16 at December 31, 2022. This increase in book value is due to net income and the positive changes in market value of our fixed income holdings.

Direct premiums written increased by $2,361,000, or 11.1%, to $23,590,000 for the second quarter of 2023 from $21,229,000 for the same period in 2022. For the six months ended June 30, 2023, direct premiums written increased by $3,609,000, or 8.8%, to $44,404,000 compared to $40,795,000 for the same period in 2022. The growth for both periods is due to rate increases. Net premiums earned increased by $1,469,000, or 8.6%, to $18,494,000 for the three months ended June 30, 2023, from $17,025,000 for the same period in 2022. Net premiums earned increased by $3,254,000, or 9.8%, to $36,295,000 for the six months ended June 30, 2023, from $33,041,000 for the same period in 2022. The increase in net premiums earned is driven by the increased premium writings in 2023 and the latter half of 2022.

For the second quarter of 2023, the Company ceded to reinsurers $2,704,000 of earned premiums, compared to $2,233,000 of earned premiums for the second quarter of 2022. For the six months ended June 30, 2023, the Company ceded earned premiums of $5,188,000, compared to $4,523,000 for the same period in 2022. This increase is a result of increased direct earned premiums.

Net investment income increased by $295,000, or 31.0%, to $1,247,000 for the second quarter of 2023, as compared to $952,000 for the same period in 2022. For the six months ended June 30, 2023, net investment income increased by $587,000, or 31.4%, to $2,456,000 from $1,869,000 for the same period in 2022. The increase is the result of both an increase in the interest rates earned on the investments in our portfolio and an increase in the overall size of our investment holdings.

Net unrealized gains and losses on equity securities increased $4,507,000 year over year to $702,000 in gains for the second quarter of 2023, compared to losses of $3,805,000 for the same period in 2022. Net unrealized gains and losses on equity securities increased $6,438,000 year over year to $1,341,000 in gains as of June 30, 2023, compared to a loss of $5,097,000 as of June 30, 2022.

Losses and settlement expenses decreased by $1,595,000, or 11.6%, to $12,214,000 for the second quarter of 2023, from $13,809,000 for the same period in 2022. Losses and settlement expenses decreased by $742,000, or 3.1%, to $23,262,000 for the six months ended June 30, 2023, from $24,004,000 for the same period in 2022. This decrease is due to elevated 2022 losses from fire and altercation claims.

Policy acquisition costs and other operating expenses increased by $1,442,000, or 24.0%, to $7,445,000 for the second quarter of 2023, from $6,003,000 for the same period in 2022. Policy acquisition costs and other operating expenses increased by $2,019,000, or 17.1%, to $13,794,000 for the six months ended June 30, 2023, from $11,775,000 for the same period in 2022. The increase was due to increases in salaries and contingent commission expense stemming from business growth.

Total assets increased by $13,130,000, or 6.8%, from $192,162,000 on December 31, 2022, to $205,292,000 on June 30, 2023. The investment portfolio, which consists of fixed income securities, common stocks, preferred stocks, property held for investment, and other invested assets, increased by $9,175,000, or 7.2%, from $127,325,000 on December 31, 2022, to $136,500,000 on June 30, 2023. This increase was due to purchases of fixed maturity securities and other invested assets.

Total equity increased by $2,913,000, or 4.8%, from $60,441,000 as of December 31, 2022 to $63,354,000 as of June 30, 2023. The main driver of this increase was improved net income and the positive changes in market value of our fixed income holdings.

second QUARTER ENDED June 30, 2023– FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 66.0% and 64.1% for the second quarter and six months ended June 30, 2023, compared with 81.1% and 72.6% for the same periods in 2022.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 40.3% and 38.0% for the second quarter and six months ended June 30, 2023, compared to 35.3% and 35.6% for the same periods in 2022.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 106.3% and 102.1% for the second quarter and six months ended June 30, 2023, compared to 116.4% and 108.2% for the same periods in 2022.

MANAGEMENT COMMENTARY

"I’m pleased to announce that our June 30, 2023,combined ratio improved both quarter-to-date and year-to-date. We continue to lower exposure to higher risk classes of business. Specific strategies have included reduced limits, increased pricing, and coverage language changes. In addition, we have targeted historically underperforming territories, improved risk quality, targeted rate changes, and upgraded our agency distribution network in those geographies.

"In addition to improving underwriting conditions, the Company continues to enjoy favorable investment market returns. Our investment income has continued to grow at a double-digit rate as a result of the Fed’s continued interest rate moves. Furthermore, our equity portfolio continues to see significant improvement from last year.

“We remain bullish on our outlook both for 2023 and beyond," stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion, and diversification of its subsidiaries to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth; future responses to and effects of the COVID-19 pandemic, including their effects on claims activity and the business operations of the Company and of our current and potential customers; new theories of liability; judicial, legislative, regulatory and other governmental developments, including, but not limited to, liability related to business interruption claims related to COVID-19; litigation tactics and developments; product and segment expansion; regulatory approval in connection with expansion; downturns and volatility in global economies and equity and credit markets, including as a result of inflation and supply chain disruptions and continued labor shortages; interest rates and changes in rates could adversely affect the Company's business and profitability; and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets:
Investments and cash:
Fixed maturity securities (amortized cost of $109,091,632 at 6/30/2023 and $104,580,681 at 12/31/2022)	$98,953,186	$93,388,971
Common stocks at fair value	20,963,949	20,438,907
Preferred stocks at fair value	2,799,819	2,772,605
Other invested assets	8,051,118	4,722,137
Property held for investment, at cost, net of accumulated depreciation of $609,929 at 6/30/2023 and $609,282 at 12/31/2022	5,732,339	6,002,233
Cash and cash equivalents	3,534,468	3,139,986
Total investments and cash	140,034,879	130,464,839
Accrued investment income	856,953	791,812
Premiums and reinsurance balances receivable, net of allowances for credit losses of $50,000 at 6/30/2023 and $50,000 at 12/31/2022	33,097,154	31,270,460
Ceded unearned premiums	754,514	947,851
Reinsurance balances recoverable on unpaid losses and settlement expenses, net of allowances for credit losses of $101,000 at 6/30/2023 and $0 at 12/31/2022	14,501,900	13,610,295
Federal income taxes	3,202,556	3,318,730
Deferred policy acquisition costs, net	8,082,500	7,167,036
Property and equipment, at cost, net of accumulated depreciation of $6,802,079 at 6/30/2023 and $6,590,602 at 12/31/2022	3,329,784	3,313,719
Other Assets, net of allowances for credit losses of $53,000 at 6/30/2023 and $0 at 12/31/2022	1,431,491	1,277,469
Total assets	$205,291,731	$192,162,211

Liabilities:
Unpaid losses and settlement expenses	$76,584,383	$67,614,063
Unearned premiums	43,523,072	40,527,182
Reinsurance balances payable	639,215	1,405,337
Corporate debt	15,000,000	15,000,000
Accrued expenses	5,026,129	6,072,020
Other liabilities	1,164,892	1,102,678
Total liabilities	141,937,691	131,721,280

Equity:
Common stock[1]	35,000	35,000
Treasury stock, at cost[2]	(5,572,098)	(5,463,535)
Additional paid-in capital	33,141,277	33,119,125
Accumulated other comprehensive (loss), net of tax	(8,009,493)	(8,841,517)
Retained earnings	45,752,507	43,701,233
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(1,993,153)	(2,109,375)
Total equity	63,354,040	60,440,931
Total liabilities and equity	$205,291,731	$192,162,211

1 Par value $0.01; authorized: 2023 – 10,000,000 shares and 2022 – 10,000,000 shares; issued: 2023 – 3,500,000 shares and 2022 – 3,500,000 shares; outstanding: 2023 – 3,137,228 and 2022 – 3,153,741 shares

2 2023 – 362,772 shares and 2022 – 346,259 shares

3 2023 – 199,313 shares and 2022 – 210,935 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	June 30,
	2023	2022
Net premiums earned	$18,494,053	$17,024,642
Net investment income	1,246,759	952,189
Net realized investment gains	144,012	536,809
Net unrealized gains (losses) on equity securities	702,014	(3,804,511)
Other income	63,878	88,226
Consolidated revenues	20,650,716	14,797,355
Losses and settlement expenses	12,214,486	13,808,605
Policy acquisition costs and other operating expenses	7,444,806	6,002,808
Interest expense on debt	45,904	42,241
General corporate expenses	202,537	184,503
Total expenses	19,907,733	20,038,157
Earnings (loss) before income taxes	742,983	(5,240,802)
Income tax expense (benefit):
Current	226,581	(154,212)
Deferred	(70,087)	(957,823)
Total income tax expense (benefit)	156,494	(1,112,035)
Net earnings (loss)	$586,489	$(4,128,767)

Earnings per share:
Basic:
Basic net earnings (loss) per share	$0.20	$(1.35)
Diluted:
Diluted net earnings (loss) per share	0.20	$(1.34)

Weighted average number of common shares outstanding:
Basic	2,941,856	3,069,430
Diluted	2,969,288	3,082,000

	For the Six-Months Ended
	June 30,
	2023	2022
Net premiums earned	$36,295,350	$33,041,319
Net investment income	2,456,174	1,869,270
Net realized investment gains	68,447	744,394
Net unrealized gains (losses) on equity securities	1,341,432	(5,097,203)
Other income	109,714	247,657
Consolidated revenues	40,271,117	30,805,437
Losses and settlement expenses	23,262,167	24,003,806
Policy acquisition costs and other operating expenses	13,794,387	11,775,208
Interest expense on debt	91,304	103,252
General corporate expenses	396,211	373,918
Total expenses	37,544,069	36,256,184
Earnings (loss) before income taxes	2,727,048	(5,450,747)
Total income tax expense (benefit)	562,014	(1,161,840)
Net earnings (loss)	$2,165,034	$(4,288,907)

Earnings per share:
Basic:
Basic net earnings (loss) per share	$0.74	$(1.40)
Diluted:
Diluted net earnings (loss) per share	$0.73	$(1.40)

Weighted average number of common shares outstanding:
Basic	2,942,543	3,061,119
Diluted	2,969,975	3,073,689